Exhibit 5

THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 5:OO P.M. (VANCOUVER TIME) ON DECEMBER 8,2005.

THE SHARE CERTIFICATES REPRESENTING ANY COMMON SHARES ISSUED ON EXERCISE OF ALL OR A PART OF THE RIGHTS REPRESENTED BY THIS WARRANT ARE SUBJECT TO A HOLD PERIOD. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE APRIL 9, 2004.

                            NON-TRANSFERABLE WARRANTS

                             CRYOPAK INDUSTRIES INC.

Certificate No. W-9

                                                           Right to Purchase
                                                           892,857 Common Shares

                WARRANT CERTIFICATE FOR PURCHASE OF COMMON SHARES

THIS IS TO CERTIFY  THAT,  for value  received,  Esarbee  Investments  Ltd. (the
"holder") is entitled to subscribe for and purchase 892,857 fully paid and non-assessable common shares ("Common Shares") in the capital of Cryopak Industries Inc. (the "Corporation") at any time prior to 5:OO p.m. (Vancouver
Time) on December 8, 2005 at the price of $0.37 per share subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Shares), by completing the subscription form attached hereto as Schedule A and surrendering this Warrant to the Corporation by hand or by courier at 1053 Derwent Way, Annacis Island, Delta, British Columbia, V3M 5R4, together with a certified cheque payable to or to the order of the Corporation in payment of the purchase price of the number of Common Shares subscribed for. The Corporation will not be obligated to issue any fraction of a Common Share on the exercise of the Warrants represented hereby. To the extent that a holder of Warrants would otherwise have been entitled to receive, on the exercise of such Warrants, a fraction of a Common Share, such entitlement shall be disregarded unless such holder exercises such right in respect of such fraction in combination with another Warrant or Warrants which, in the aggregate, entitle the holder to be issued a whole number of Common Shares.

In the event of any exercise of the rights represented by this Warrant, certificates for the Common Shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding three business days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time.

The Corporation covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Corporation further Covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

THE FOLLOWING ARE THE TERMS AND CONDITIONS ATTACHED TO THE WARRANT REPRESENTED BY THIS CERTIFICATE:

1. If the Corporation shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Warrant purchase price shall be proportionately reduced and the number of subdivided Common Shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Corporation shall be combined into a smaller number of shares, the Warrant purchase price shall be proportionately increased and the number of combined Common Shares entitled to be purchased hereunder shall be proportionately decreased.

      If any capital reorganization, reclassification or consolidation of the capital of the Corporation, or the merger or amalgamation of the
      Corporation with another corporation shall be effected, then as a condition of such reorganization, reclassification, consolidation, merger or amalgamation, adequate provision shall be made by the Corporation whereby the holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares equal to the number of (or value, if such shares or other security are of lesser value), Common Shares otherwise purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or amalgamation not taken place. The Corporation shall not effect any merger or amalgamation unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such merger or amalgamation shall assume by written instrument executed and mailed or delivered to the holder of this Warrant the obligation to deliver to such holder such shares or securities as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

2.    If at any time:

      (a) the Corporation shall pay any dividend payable in stock upon its Common Shares or make any distribution to the holders of its Common Shares;

      (b) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights;

      (c) there shall be any capital reorganization, or reclassification of the capital of the Corporation, or consolidation or merger or amalgamation of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

      (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

      then, and in any one or more of such cases, the Corporation shall give to the holder of this Warrant, at least twenty days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger, or amalgamation, dissolution, liquidation or winding-up and in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, at least twenty days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause, shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, registered postage prepaid, addressed to the holder of this Warrant at the address of such holder, as shown on the books of the Corporation.

3. As used herein, the term "Common Shares" shall mean and include the Corporation's presently authorized Common Shares and shall also include any shares of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

4. This Warrant shall not entitle the holder hereof to any rights as a shareholder of the Corporation including, without limitation, voting rights.

5. This Warrant and all rights hereunder are not transferable without the prior written consent of the Corporation.

6. This Warrant is exchangeable, upon the surrender hereof by the holder hereof to the Corporation, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by such holder hereof at the time of such surrender.

IN WITNESS WHEREOF the Corporation has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated December 8, 2003.

CRYOPAK INDUSTRIES INC.


By: /s/ Martin Carsky
    -------------------------------
    Martin Carsky
    Chief Financial Officer

                                   SCHEDULE A

                                SUBSCRIPTION FORM

TO:   Cryopak Industries Inc.
      (the "Corporation")

The undersigned hereby exercises the right to purchase and hereby subscribes for ________________ Common Shares in the capital of the Corporation (the "Shares") referred to in the attached Warrant Certificate according to the conditions thereof and herewith makes payment by certified cheque of the purchase price in full for such Shares. The undersigned acknowledges that the share certificates representing any Shares issued on exercise of ail or part of the rights represented by this Warrant are subject to a hold period (the "Hold Period") and may not be traded until the expiry of the Hold Period noted on page one of the Warrant Certificate except as permitted by applicable securities legislation.

Please issue a certificate for the shares being purchased as follows:

(Note: Until the expiry of the Hold Period, the certificate must be issued in the name of the undersigned.)

NAME:            ________________________________________
                             (please print)

ADDRESS:         ________________________________________

                 ________________________________________

                 ________________________________________

If applicable, please deliver a Warrant Certificate in respect of the balance of the Common Shares referred to in the attached Warrant Certificate but not presently subscribed for, to the undersigned.

DATED this ___  day of __________________________, __________.


    _______________________________
    Name of Warrantholder


By: _______________________________
    Authorized Signatory